EXHIBIT 3.2

BYLAWS

OF

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

Effective

August 1, 2005

ARTICLE VI	NOTICES	7

Section 1.	Written Notices	7
Section 2.	Waivers	7
Section 3.	Timely and Proper Notice	7

ARTICLE VII	OFFICERS	7

Section 1.	Election and Term	7
Section 2.	Salaries	7
Section 3.	Term	8
Section 4.	Duties	8

	a. Chairman of the Board	8
	b. President and Chief Executive Officer	8
	c. Vice Presidents	8
	d. Chief Operating Officer	8
	e. Secretary	8
	f. Assistant Secretary	8
	g. Treasurer	9
	h. Assistant Treasurer	9

Section 5.	Removal	9
Section 6.	Resignation	9
Section 7.	Standard of Conduct	9

ARTICLE VIII	INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS	9

ARTICLE IX	EMERGENCY BYLAW	11

ARTICLE X	CORPORATE SEAL	12

ARTICLE XI	FISCAL YEAR	12

ARTICLE XII	AMENDMENT	12

ARTICLE XIII	DEFINITIONS	12

-ii-

BYLAWS

OF

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

ARTICLE I.

CORPORATE PURPOSE

The purpose of this Corporation is to engage in any lawful act or activities for which corporations may be formed under the Delaware General Corporation Law.

ARTICLE II.

CORPORATE OFFICE

The Corporation shall maintain a registered office in the State of Delaware and may also have such other offices, including its principal office, at such places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require. The Corporation shall establish its first principal office in the State of Louisiana at 8000 GSRI Avenue, Building 3000, Baton Rouge, Louisiana 70820.

ARTICLE III.

SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of shareholders shall be held at 10:00 A.M. on the fourth Thursday in the month of May each year, or on such other date during the year and at such other time as may be designated by the Board of Directors and stated in the notice of meeting. If the date set for the annual meeting falls on a legal or local holiday, then the meeting shall be the next secular day following. At each annual meeting, the shareholders shall elect Directors and transact such other business as may be properly brought before the meeting.

Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the Board of Directors.

Section 3. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the States of Delaware or Louisiana, as may be designated by the Board of Directors and stated in the notice of meeting.

Section 4. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Certificate of Incorporation or the Act requires otherwise, the holders of a majority of the votes entitled to be cast on a matter shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 5. Voting. Subject to the provisions of Article V Section 2 hereof, Directors shall be elected by a majority of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group, if a majority of the shareholders within the voting group vote in favor of the action. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.

Section 6. Voting Rights.

(a) Except as otherwise provided by law or in the Certificate of Incorporation, on all matters submitted to a vote of the stockholders of the Corporation, each outstanding share of Common Stock shall be entitled to one vote, and shall be entitled to notice of any stockholders meeting in accordance herewith and shall be entitled to vote upon such matters and in such manner as may be provided by law.

(b) Except as otherwise provided by law or in the Certificate of Incorporation, on all matters submitted to a vote of the stockholders of the Corporation, each outstanding share of Preferred Stock shall be entitled to one vote for each share of Common Stock into which such shares are convertible, on all matters upon which holders of shares of Common Stock are entitled to vote. With respect to the voting rights granted hereunder, the holder of Preferred Stock entitled to vote shall have the full voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders meeting in accordance herewith and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis shall be rounded to the nearest whole number (with one-half being rounded upward).

Notwithstanding the foregoing, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Preferred Stock:

(i) effect an exchange, or create a right of exchange of all or part of the shares of another class or series into the shares of Preferred Stock;

(ii) create a class or series of shares having rights, preferences, or privileges prior to or on a parity with the shares of Preferred Stock;

(iii) change, alter, cancel, or amend the preferences or rights of the Preferred Stock; or

(iv) make any amendment to the Certificate of Incorporation which would adversely affect the rights of the holders of Preferred Stock;

Section 7. Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.

Section 8. Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for one year, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if one or more written consents describing the action taken is signed by holders of stock having at least the minimum number of votes that would be required at a meeting at which all of the shares entitled to vote were present and voting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

ARTICLE IV.

RECORD DATE

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the notice of the meeting is given, or if notice is waived, the close of business on the day before the meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date.

ARTICLE V.

DIRECTORS

Section 1. Number and Term. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three (3) nor more than twelve (12) members. Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 2. Nomination of Directors. Nominations for and elections of directors shall be as follows:

(i) five (5) directors selected by the holders of all of the issued and outstanding Common Stock (“Common Directors”),

(ii) so long as the Corporation has outstanding Preferred Stock, two (2) directors selected by the affirmative vote of a majority of the holders of all of the issued and outstanding Preferred Stock (“Preferred Directors”); should the Corporation not have outstanding Preferred Stock, all Directors shall be elected by holders of the issued and outstanding Common Stock.

The Corporation shall use its best efforts to cause and maintain the election of the foregoing directors to the Board of Directors.

Section 3. Regular Meetings. The Board of Directors of the Corporation may hold meetings either within or without the State of Louisiana, the state in which its principal office is located. Meetings of the Board of Directors shall be held no less frequently than bi-monthly unless the Board unanimously agrees to hold such meetings less frequently, but may be held more frequently as determined by a majority vote of the Board.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors and shall be held at such places, within or without the State of Louisiana, on such dates and at such times as may be stated in the notice of meeting.

Section 5. Board Minutes. The Board of Directors shall keep regular minutes of its meetings.

Section 6. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors, or any Committee, may be taken without a meeting, if all Directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last Director signs the consent, unless the consent specifies a different effective date.

Section 7. Meeting by Telephonic Conference or Similar Communications Equipment. Participation in a meeting of the Board of Directors, or any Committee, may be by means of conference telephone or similar communications equipment so long as all participants in the meeting can hear and speak to one other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Committees. The Board of Directors, with the approval of a majority of all the Directors in office when the action is taken, which majority must include at least one Preferred Director if any Preferred Directors have been elected, may create one or more committees. A committee shall consist of one or more Directors who serve at the pleasure of the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority of the Board of Directors in supervising the management of the business and affairs of the Corporation, except that a committee may not: (i) authorize distributions, except according to a formula or method prescribed by the Board of Directors; (ii) approve or propose to shareholders action required by law to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any of its committees; (iv) amend the Certificate of Incorporation; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or specified in any Shareholders’ Agreement; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

Section 9. Committee Minutes. Each Committee shall keep regular minutes of its meetings and report the minutes to the Board of Directors when required.

Section 10. Quorum. At all meetings of the Board of Directors, a majority of the Common Directors, and at least one of the Preferred Directors, if any, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board or, in his absence, the President and Chief Executive Officer shall chair Board meetings.

Section 11. Voting. Except as otherwise provided, each Director shall be entitled to a single vote on all matters properly brought before the Board of Directors, and all decisions of the Board of Directors shall be by majority vote of the Directors present provided a quorum is present.

Section 12. Powers of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders. The powers of the Directors may be enlarged or restricted, as set forth in the resolution of the shareholders consistent with the Act, the Certificate of Incorporation and these bylaws.

Section 13. Compensation. Directors shall receive such compensation as shall be fixed by the Board of Directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.

Section 14. Directors Have No Exclusive Duty to Corporation. None of the Directors shall be required to manage the Corporation as his/her sole and exclusive function, but shall devote such time to the Corporation as shall be reasonably required. The Directors may have other business interests and may engage in other activities in addition to those relating to the Corporation.

Section 15. Resignation of Directors. Any Director of the Corporation may resign at any time by giving written notice to the remaining Directors of the Corporation. The resignation of a Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 16. Removal of Directors. At a meeting called expressly for that purpose, a Director may be removed at any time, with or without cause, by the affirmative vote of shareholders holding at least fifty (50%) percent of all shares of the voting group then entitled to vote at an election of the Director(s) to be removed.

Section 17. Vacancy. In the case of any vacancy in the office of a Director, the person(s) or voting group that elected such vacating Director may elect a successor or successors to hold the office for the unexpired term of the Director or Directors whose place or places shall be vacant.

Section 18. Standard of Conduct. A Director shall discharge his duties as a Director, including duties as a member of a committee (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner the Director believes to be in the best interests of the Corporation.

Section 19. Director Liability. A Director of the Corporation shall, to the full extent permitted by the Act as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Neither any amendment nor repeal of this Section, nor the adoption of any provisions of the Certificate of Incorporation inconsistent herewith shall eliminate or reduce the effect of this Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VI

NOTICES

Section 1. Written Notices. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the meeting. Notices may be personally delivered or delivered by mail, electronic mail, telegram, Federal Express, or other reliable overnight delivery service, by or at the direction of the President, the Secretary or the officer calling the meeting to each Director, or shareholder of record, as the case may be, entitled to vote at such meeting. Such notice shall be deemed to be given upon the earlier of (a) actual receipt or (b) three (3) days after deposit with the postal service, addressed to the Director or shareholder of record, as the case may be, at the address that appears on the records of the Corporation, with the postage thereon prepaid.

Section 2. Waivers. Whenever any notice of any meeting for any purpose is required to be given to any shareholder or Director under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3. Timely and Proper Notice. A shareholder or Director who attends a meeting shall be deemed to have had timely and proper notice of the meeting, whether or not a written waiver is signed, unless he/she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII.

OFFICERS

Section 1. Election and Term. At the first meeting of the Board of Directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the Board of Directors shall elect officers of the Corporation. The officers shall consist of a Chairman of the Board of Directors, who must be a Director, a President and Chief Executive Officer, Chief Operating Officer, a Secretary, who must be a certifying official, and a Treasurer. Officers shall have no vote as Directors, shall have only such authority as is delegated to them by the Directors or these bylaws, generally and specifically, and shall serve at the pleasure of the Board of Directors for no specific term except as provided in a written employment agreement. The Board of Directors may also choose Vice-Presidents and may designate such additional officers as it deems appropriate. Such additional officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be authorized from time to time by the Board of Directors. Any number of offices may be held by the same person.

Section 2. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 3. Term. The officers of the Corporation shall hold office until their successors are chosen and duly qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4. Duties. The duties and powers of the officers of the Corporation shall be as follows:

a. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have such other duties as the Board of Directors may assign to him and he may accept.

b. President and Chief Executive Officer. The President shall be the Chief Executive Officer, shall preside at all meetings of the shareholders, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

c. Vice-Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their seniority) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

d. Chief Operating Officer. The Chief Operating Officer shall be responsible for the day to day operations of the Corporation and shall supervise the activities of all employees, under the supervision of the President. The Chief Operating Officer shall report directly to the President.

e. Secretary. The Secretary or an Assistant Secretary, shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing Committees when required. They shall give, or cause to be given, notice of special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision they shall be.

f. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe, providing that an Assistant Secretary cannot certify the authority of a person to act for the Corporation unless he is also a certifying official.

g. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

h. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5. Removal. The Board of Directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

Section 6. Resignation. Subject to the terms of a written employment agreement, any officer of the Corporation may resign at any time by giving written notice to the President or, in the case of a resigning President, the Board of Directors. The resignation of an officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Standard of Conduct. An officer shall discharge his duties as an officer (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner the officer believes to be in the best interests of the Corporation.

ARTICLE VIII.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1. The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The Corporation shall, to the full extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 5. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX.

EMERGENCY BYLAW

In the event that a quorum of Directors cannot be readily assembled because of a catastrophic event, the Board of Directors may take action by the affirmative vote of a majority of those Directors present at a meeting and may exercise any emergency power granted to a Board of Directors under the Act not inconsistent with this bylaw. If less than three regularly elected Directors are present, the Director present having the greatest seniority as a Director may appoint one or more persons (not to exceed the number most recently elected to the board) from among the officers or other executive employees of the Corporation to serve as substitute Directors. If no regularly elected Director is present, the officer present having the greatest seniority as an officer shall serve as a substitute Director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute Directors.

ARTICLE X.

CORPORATE SEAL

The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

ARTICLE XI.

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.

ARTICLE XII.

AMENDMENT

The Board of Directors may amend or repeal these bylaws, unless (i) the Certificate of Incorporation or the Act reserves this power exclusively to shareholders or (ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the Board of Directors.

ARTICLE XIII.

DEFINITIONS

The term “Act” as used in these bylaws refers to the Delaware General Corporation Law, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.